                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                           Keithley Instruments, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

--------------------------------------------------------------------------------

[KEITHLEY LOGO]                                               KEITHLEY INSTRUMENTS, INC.
                                                              28775 Aurora Road
                                                              Cleveland, Ohio 44139-1891
                                                              440-248-0400
                                                              Fax: 440-248-6168
                                                              http://www.keithley.com

                                                               December 28, 2001

TO THE SHAREHOLDERS OF KEITHLEY INSTRUMENTS, INC.

     This year's Annual Meeting of Shareholders of Keithley Instruments, Inc. will be held at 12:00 Noon (EST), Saturday, February 16, 2002, at our corporate headquarters, 28775 Aurora Road, Solon, Ohio.

     In addition to acting on the matters outlined in the Proxy Statement, we look forward to giving you a progress report on the first quarter, which will end on December 31, 2001. As in the past, there will be an informal presentation on the Company's business.

     We hope that you are planning to attend the Annual Meeting personally, and we look forward to seeing you. Whether or not you expect to attend in person, the return of the enclosed Proxy as soon as possible would be greatly appreciated and will ensure that your shares will be represented at the Annual Meeting. If you do attend the Annual Meeting, you may withdraw your Proxy should you wish to vote in person.

     On behalf of the Directors and management of Keithley Instruments, Inc., we would like to thank you for your continued support and confidence in the Company.

                                             Sincerely yours,

                                             /s/ Joseph P. Keithley
                                             JOSEPH P. KEITHLEY
                                             Chairman, President and Chief
                                             Executive Officer

--------------------------------------------------------------------------------

[KEITHLEY LOGO]               KEITHLEY INSTRUMENTS, INC.
                              28775 Aurora Road
                              Cleveland, Ohio 44139-1891
                              440-248-0400
                              Fax: 440-248-6168
                              http://www.keithley.com

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Keithley Instruments, Inc. will be held at the Company's corporate headquarters, 28775 Aurora Road, Solon, Ohio, on Saturday, February 16, 2002, at 12:00 Noon (EST), for the following purposes:

          (1) To elect eight members of the Board of Directors to serve until the next annual meeting of shareholders and until their successors have been duly elected and qualified, leaving one vacancy that may be filled by the Board of Directors at its discretion;

          (2) To vote on a proposal to approve the Keithley Instruments, Inc. 2002 Stock Incentive Plan;

          (3) To vote on a proposal to amend the Keithley Instruments, Inc. 1997 Directors' Stock Option Plan to increase the number of shares subject to grant to 850,000;

          (4) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Only holders of Common Shares and Class B Common Shares of record at the close of business on Tuesday, December 18, 2001, are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

                                            BY ORDER OF THE BOARD OF DIRECTORS,

                                            /S/ John M. Gherlein
                                            JOHN M. GHERLEIN
                                            Secretary

December 28, 2001

           PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY.
              A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                           KEITHLEY INSTRUMENTS, INC.
                               28775 Aurora Road
                             Cleveland, Ohio 44139

                                PROXY STATEMENT
                     --------------------------------------

         ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 16, 2002

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Keithley Instruments, Inc. (the "Company") to be used at the Annual Meeting of Shareholders of the Company to be held on February 16, 2002, and any postponements or adjournments thereof. The time, place and purposes of the Annual Meeting are stated in the Notice of Annual Meeting of Shareholders which accompanies this Proxy Statement.

     The solicitation of proxies is made by and on behalf of the Board of Directors. The expense of soliciting proxies, including the cost of preparing, assembling and mailing the proxy materials will be borne by the Company. In addition to solicitation of proxies by mail, solicitation may be made personally and by telephone, and the Company may pay persons holding shares for others their expenses for sending proxy materials to their principals. No solicitation will be made other than by Directors, officers and employees of the Company.

     The presence of any shareholder at the Annual Meeting will not operate to revoke his or her proxy. Any shareholder giving a proxy pursuant to this solicitation may revoke it by giving notice to the Company in writing or in open meeting. All properly executed proxies received by the Board of Directors of the Company pursuant to this solicitation will be voted at the Annual Meeting, and the directions contained in such proxies will be followed in each instance. If no directions are given, the Proxy will be voted FOR the election of the nominees listed in the Proxy and FOR the proposals set forth in the Notice.

     The close of business on December 18, 2001 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. This Proxy Statement and the accompanying President's letter, notice and Proxy, together with the Company's annual report to shareholders for the fiscal year ended September 30, 2001, are first being sent to shareholders on or about December 28, 2001.

                                 VOTING RIGHTS

     As of the close of business on December 18, 2001, there were outstanding 13,478,054 Common Shares, without par value, of the Company (the "Common Shares") and 2,150,502 Class B Common Shares, without par value, of the Company (the "Class B Common Shares"). The holders of the outstanding Common Shares on that date will be entitled to one vote for each share held and the holders of the outstanding Class B Common Shares on that date will be entitled to ten votes for each share held. Abstaining votes and broker non-votes will not count in favor of, or against, election of a nominee for Director; however, such votes may have the effect of a vote against approval of any other matter.

     The Ohio Revised Code, as it applies to the Company, provides that if notice in writing is given by any shareholder to the President, a Vice President or the Secretary of the Company not less than 48 hours before the time fixed for holding the meeting to elect Directors that he or she desires the voting to elect Directors to be cumulative, and an announcement of the giving of such notice is made upon the convening of the meeting by the Chairman or the Secretary or by or on behalf of the shareholder giving such notice, then each shareholder shall have cumulative voting rights in the election of Directors, enabling him or her to give one nominee for Director as many votes as is equal to the number of Directors to be elected multiplied by the number of shares in respect of which such shareholder is voting, or to distribute his or her votes on the same principle among two or more nominees, as he or she sees fit. If cumulative voting is invoked, the proxy holders will vote shares represented by proxies to maximize the election of Directors nominated in the proxy.

                             PRINCIPAL SHAREHOLDERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following persons are known to the Company to be the beneficial owners of more than 5% of the voting securities of the Company as of December 18, 2001:

                                                                             CLASS B
                                              COMMON SHARES              COMMON SHARES(1)
                                         ------------------------    ------------------------
                                          NUMBER OF                   NUMBER OF                  PERCENTAGE
                                            SHARES                      SHARES                    OF TOTAL
                                         BENEFICIALLY    PERCENT     BENEFICIALLY    PERCENT       VOTING
       NAME OF BENEFICIAL OWNER             OWNED        OF CLASS       OWNED        OF CLASS      POWER
       ------------------------          ------------    --------    ------------    --------    ----------
Joseph P. Keithley.....................     211,386(2)      1.6%      2,130,878(3)     99.1%        61.3%
I.G. Investment Management, Ltd.(4)....   1,564,700        11.6%             --          --          4.5%

---------------

(1) Pursuant to the Company's Amended Articles of Incorporation, all holders of Class B Common Shares are entitled to convert any or all of their Class B Common Shares into Common Shares at any time, on a share-for-share basis.

(2) Includes Common Shares represented by options exercisable on or before February 16, 2002, by Joseph P. Keithley (133,500 shares). Such shares are deemed to be outstanding for the purpose of computing the percentage of shares outstanding owned by Mr. Keithley and his percentage of total voting power of the Company's capital stock, but are not deemed outstanding for the purpose of computing the percentage of shares held by or total voting power of any other person. Also includes 32,704 shares of restricted stock which are subject to certain vesting requirements, and 2,448 shares owned by Mr. Keithley's wife. Mr. Keithley disclaims beneficial ownership with respect to the shares owned by his wife.

(3) Includes 1,954,816 shares owned by a partnership for which Mr. Keithley serves as the general partner, and 46,062 shares owned by a trust for which Mr. Keithley serves as the trustee.

(4) Derived from information set forth on a Schedule 13G of I.G. Investment Management, Ltd. dated February 14, 2001.

     The business address of Mr. Keithley is 28775 Aurora Road, Solon, Ohio 44139. The address for I.G. Investment Management, Ltd. is 447 Portage Avenue, Winnipeg, Manitoba, Canada R3C 3B6.

SECURITY OWNERSHIP OF MANAGEMENT

     The beneficial ownership of Common Shares and Class B Common Shares by each of the Company's Directors, nominees for Director, each of the Company's executive officers named in the Summary Compensation Table and by all executive officers and Directors of the Company as a group on December 18, 2001, is set forth in the table below:

                                                                                    CLASS B
                                                  COMMON SHARES                COMMON SHARES (1)
                                            --------------------------   -----------------------------
                                              NUMBER OF                    NUMBER OF                      PERCENTAGE
                                                SHARES                       SHARES                           OF
           NAME AND ADDRESS OF               BENEFICIALLY     PERCENT     BENEFICIALLY      PERCENT      TOTAL VOTING
             BENEFICIAL OWNER                  OWNED(2)      OF CLASS        OWNED          OF CLASS         POWER
           -------------------               ------------    --------     ------------      --------     ------------
Brian R. Bachman..........................      34,298            *               --            --              *
James T. Bartlett.........................      41,245            *               --            --              *
James B. Griswold.........................      43,222            *               --            --              *
Leon J. Hendrix, Jr. .....................      63,682            *               --            --              *
William J. Hudson, Jr. ...................      38,208            *               --            --              *
Joseph P. Keithley........................     211,386(3)       1.6%       2,130,878(4)       99.1%          61.3%
Dr. N. Mohan Reddy........................         207            *               --            --              *
R. Elton White............................      41,297(5)         *               --            --              *
Philip R. Etsler..........................      73,350            *               --            --              *
David H. Patricy..........................      83,350(6)         *               --            --              *
Mark J. Plush.............................     111,746(7)         *               --            --              *
Gabriel A. Rosica.........................      76,279            *               --            --              *
All officers and Directors as a group (12
  persons)................................     818,270          5.9%       2,130,878          99.1%          62.4%

---------------

* Less than 1%

 (1) Pursuant to the Company's Amended Articles of Incorporation, all holders of Class B Common Shares are entitled to convert any or all of their Class B Common Shares into Common Shares at any time, on a share-for-share basis.

 (2) Includes Common Shares represented by options exercisable on or before February 16, 2002 by Brian R. Bachman (20,000 shares), James T. Bartlett (20,000 shares), James B. Griswold (17,500 shares), Leon J. Hendrix, Jr. (40,000 shares), William J. Hudson, Jr. (20,000 shares), Joseph P. Keithley (133,500 shares), R. Elton White (10,000 shares), Philip R. Etsler (26,500 shares), David H. Patricy (72,750 shares), Mark J. Plush (41,500 shares), Gabriel A. Rosica (74,500 shares) and all officers and Directors as a group (476,250 shares). Such shares are deemed to be outstanding for the purpose of computing the percentage of shares outstanding owned by each of the individuals and all officers and Directors as a group and their percentage of total voting power of the Company's capital stock, respectively, but are not deemed outstanding for the purpose of computing the percentage of shares held by or total voting power of any other person. Also includes restricted shares, which are subject to certain vesting requirements for Mr. Keithley (32,704 shares), Mr. Etsler (24,062) and Mr. Plush (23,836 shares). Includes shares held under the Keithley Instruments, Inc. 1996 Outside Directors Deferred Stock Plan for the benefit of Mr. Bachman (13,298 shares), Mr. Bartlett (21,245 shares), Mr. Griswold (22,642 shares), Mr. Hendrix (23,682 shares), Mr. Hudson (3,208 shares), Dr. Reddy
     (207), Mr. White (21,297 shares) and Mr. Rosica (1,779 shares), as to which such persons do not have current voting rights.

 (3) Includes 2,448 shares owned by Mr. Keithley's wife. Mr. Keithley disclaims beneficial ownership with respect to the shares owned by his wife.

 (4) Includes 1,954,816 shares owned by a partnership of which Mr. Keithley serves as the general partner, and 46,062 shares owned by a trust of which Mr. Keithley serves as the trustee.

 (5) Includes 5,000 shares owned by a partnership of which Mr. White serves as the general partner, and 5,000 shares owned by a trust of which Mr. White serves as the trustee.

 (6) Includes eight shares owned by Mr. Patricy's daughter.

 (7) Includes 2,392 shares owned by Mr. Plush's children and eight shares owned by his wife. Mr. Plush disclaims beneficial ownership with respect to the shares owned by his wife.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, requires the Company's Directors, executive officers and holders of more than 10% of the Company's Common Shares to file with the Commission initial reports of ownership and reports of changes in beneficial ownership of Common Shares. The Company believes that during the fiscal year ended September 30, 2001, its officers, Directors and holders of more than 10% of the Company's Common Shares complied with all Section 16(a) filing requirements, with the following exceptions: Phillip R. Etsler, Mark J. Plush and Gabriel A. Rosica, officers of the Company, and Joseph P. Keithley, the Company's Chairman, President and Chief Executive Officer, each had one late report with respect to a grant of stock options issued on July 24, 2001.

                                   ITEM ONE:
                             ELECTION OF DIRECTORS

     At the Annual Meeting, or any postponements or adjournments thereof, Common Shares and Class B Common Shares represented by proxies will be voted for the election as Directors of the eight nominees named below, unless the shareholder, by so indicating on the Proxy, instructs that such authority to vote for any one or more nominees is withheld. If the eight nominees are elected, one vacancy will remain. The Directors may fill that vacancy at their discretion.

     Each of the Directors to be elected at the meeting is to serve until the next Annual Meeting and until his successor shall have been duly elected and qualified. Pursuant to the Company's Amended Articles of Incorporation (the "Articles"), one-fourth (calculated to the nearest whole number) of the number of authorized Directors, which presently equals two Directors, is entitled to be elected by the Common Shares voting separately as a class. Messrs. Bartlett and Hendrix have been nominated as the Directors to be so elected by the holders of the Common Shares of the Company. The remaining six nominees are to be elected by the holders of the Common Shares and the Class B Common Shares voting together. The two nominees receiving the greatest number of votes of the Common Shares voting separately as a class, and the six other nominees receiving the greatest number of votes of the Common Shares and the Class B Common Shares voting together without regard to class, will be elected as Directors.

     If cumulative voting is in effect, the persons named in the Proxies will have full discretion and authority to vote for any one or more of the eight nominees. In the event of cumulative voting, the persons named in the Proxies will vote the shares represented by each Proxy so as to maximize the number of the Company's nominees that will be elected to the Board.

     Each of the nominees has indicated his willingness to serve as a Director, if elected. In addition, each of the nominees is presently a member of the Board of Directors. If any nominee at the time of election is unable or unwilling to serve or is otherwise unavailable for election (which contingency is not now contemplated or foreseen), it is intended that the shares represented by the Proxy will be voted for each substitute nominee as may be named by the Board of Directors.

                             NOMINEES FOR ELECTION

     Set forth below is certain information furnished with respect to each person nominated for election as a Director.

         NAME AND AGE
          OF NOMINEE                              BUSINESS EXPERIENCE                   DIRECTOR SINCE
         ------------                             -------------------                   --------------
Joseph P. Keithley               Chairman of the Board of Directors since 1991, Chief        1986
  Age 53                           Executive Officer since November 1993 and President
                                   since May 1994. Director of Brush Engineered
                                   Materials, Inc., a worldwide supplier of beryllium
                                   products, alloy products, electronic products,
                                   precious metal products and engineered material
                                   systems, and Nordson Corporation, a worldwide
                                   producer of precision dispensing equipment and
                                   manufacturer of technology-based systems for curing
                                   and surface treatment processes.
Brian R. Bachman                 Vice Chairman and Chief Executive Officer of Axcelis        1996
  Age 56                           Technologies since 2000, a leading supplier of
                                   semiconductor capital equipment. Previously Senior
                                   Vice President and Group Executive, Eaton
                                   Corporation since January 1996, responsible for
                                   hydraulics, aerospace, commercial controls, Navy
                                   controls and semiconductor equipment operations.
James T. Bartlett(1)             Managing Director since 1986 of Primus Venture              1983
  Age 64                           Partners Inc., the manager of Primus Capital Fund
                                   and Primus Capital Funds II, III, IV and V, venture
                                   capital limited partnerships. Director of Oglebay
                                   Norton Company, a provider of products and services
                                   to oil field services, chemical, steel and
                                   construction industries, and Lamson & Sessions Co.,
                                   a provider of products for the construction and
                                   telecommunications industries.
James B. Griswold(2)             Partner in the law firm of Baker & Hostetler LLP            1989
  Age 55                           since 1982.
Leon J. Hendrix, Jr.(1)          Chairman of Remington Arms Co. since 1997, a                1990
  Age 60                           manufacturer and marketer of firearms and
                                   ammunition. Previously Principal, Clayton, Dubilier
                                   & Rice, Inc., a private investment firm from 1993
                                   to 2000. Director of NACCO Industries, Inc., a
                                   holding company with subsidiaries that manufacture
                                   forklift trucks, small electrical appliances, mine
                                   and market lignite coal and operate specialty
                                   retail stores, Cambrex Corp., a provider of
                                   products and services to the life sciences
                                   industries, and Riverwood International Corp., a
                                   leading global provider of paperboard and
                                   paperboard packaging systems.

         NAME AND AGE
          OF NOMINEE                              BUSINESS EXPERIENCE                   DIRECTOR SINCE
         ------------                             -------------------                   --------------
William J. Hudson, Jr.           Private Investor. Former President and Chief                1999
  Age 67                           Executive Officer of AMP, Inc., a leading
                                   manufacturer of electrical, electronic, fiber-optic
                                   and wireless interconnection devices from 1993 to
                                   1998. Director of Carpenter Technology Corporation,
                                   a manufacturer, fabricator, and distributor of
                                   specialty metals, and The Goodyear Tire & Rubber
                                   Company, an international company that develops,
                                   manufactures, distributes and sells tires and
                                   rubber products, and provides automotive repair
                                   services. Member of the Executive Committee of the
                                   U.S. Council for International Business, Executive
                                   Committee of Team PA, Investment Committee of High
                                   Street Capital, L.L.C., and Investment Committee
                                   and Board of the Pinnacle Health Foundation.
Dr. N. Mohan Reddy(3)            Associate Professor of Marketing since 1991 and             2001
  Age 48                           Professor of Technology Management since 1996 at
                                   the Weatherhead School of Management, Case Western
                                   Reserve University. Director of Brush Engineered
                                   Materials, Inc., a worldwide supplier of beryllium
                                   products, alloy products, electronic products,
                                   precious metal products and engineered material
                                   systems.
R. Elton White                   Private Investor. Director of Kohl's Corporation,           1994
  Age 59                           which owns specialty department stores.

---------------

(1) Elected by holders of Common Shares only.

(2) Baker & Hostetler LLP served as general outside legal counsel to the Company during the fiscal year ended September 30, 2001 and is expected to render services in such capacity to the Company in the future.

(3) Dr. Reddy provided consulting services to the Company during fiscal 2001 in the amount of $140,000. He is not expected to provide such services in such capacity to the Company in the future.

                       INFORMATION REGARDING MEETINGS AND
                      COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has an Executive Committee, an Audit Committee, a Compensation and Human Resources Committee and a Strategy Committee. The Board of Directors does not have a nominating committee. The Executive Committee possesses and may exercise all of the powers of the Board of Directors, to the extent permitted by law, during intervals between meetings of the Board of Directors. All actions of the Executive Committee are reported to the Board of Directors at its first meeting following such action or actions. The Audit Committee reviews the activities of the Company's independent accountants and various Company policies and practices. The Compensation and Human Resources Committee approves the grant of stock options and reviews and determines the compensation of certain key executives. The Strategy Committee reviews the appropriateness of current business and technical strategies and explores new business possibilities.

     Set forth below is the current membership of each committee of the Board, with the number of meetings held during the fiscal year ended September 30, 2001, in parentheses.

         EXECUTIVE                       AUDIT                 COMPENSATION AND HUMAN               STRATEGY
      COMMITTEE (NONE)             COMMITTEE (THREE)         RESOURCES COMMITTEE (FOUR)         COMMITTEE (FOUR)
      ----------------             -----------------         --------------------------         ----------------
Joseph P. Keithley            James T. Bartlett             R. Elton White   (Chairman)   Brian R. Bachman
    (Chairman)                  (Chairman)                                                  (Chairman)
James T. Bartlett             Brian R. Bachman              James B. Griswold             James T. Bartlett
Leon J. Hendrix, Jr.          James B. Griswold             Leon J. Hendrix, Jr.          James B. Griswold
                              R. Elton White                William J. Hudson, Jr.        Leon J. Hendrix, Jr.
                                                                                          William J. Hudson, Jr.
                                                                                          Joseph P. Keithley
                                                                                          Dr. N. Mohan Reddy
                                                                                          R. Elton White

     The Board of Directors held five meetings during the fiscal year ended September 30, 2001. During that fiscal year, with the exception noted below, no Director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period he served as a Director and (ii) the total number of meetings held by committees of the Board on which he served, during the periods that he served. Mr. Bartlett attended 69% of the aggregate of such meetings.

     Directors who are not employees of the Company receive an annual fee of $10,000 paid in five installments. Directors receive an additional $1,000 for each Board meeting attended and, unless Chairman of a committee, $575 for each committee meeting attended, except for Executive Committee meetings for which no additional fees are paid. Each Committee Chairman who is not an employee of the Company is paid $1,150 for presiding as Chairman at a committee meeting. Directors may defer their fees under the Keithley Instruments, Inc. 1996 Outside Directors Deferred Stock Plan.

                      EXECUTIVE COMPENSATION AND BENEFITS

     The Company's compensation and benefit programs are designed to enable the Company to attract, retain and motivate the best possible employees to operate and manage the Company at all levels.

EMPLOYMENT AGREEMENTS

     Employment Agreement with Named Executive Officers of the Company. Pursuant to an employment agreement which was entered into on September 26, 1988, Joseph
P. Keithley is required to be compensated at the rate of at least $120,000 per year initially for a five-year period which ended September 26, 1993 and is automatically renewable for one-year periods thereafter. Pursuant to an employment agreement which was entered into on April 7, 1994, Mr. Plush is required to be compensated at the rate of at least $109,800 per year. Mr. Plush's agreement initially covered a three-year period and is automatically renewable for one-year periods thereafter.

EMPLOYEE BENEFIT PLANS

     Retirement Plans. The Company's United States pension plan provides retirement benefits to eligible participants who terminate employment at or after age 65, or who terminate employment before age 65 with at least five years of service. Benefits commence after termination of employment, but generally not before age 55. Retirement benefits are computed on the basis of pension credits for each year of the employee's service. Generally, an employee's pension credits will be equal to the sum of (i) 0.9% of the employee's high five-year average annual compensation, not in excess of the employee's Social Security "covered compensation" (as defined by Section 401(l)(5)(E) of the Internal Revenue Code) as of September 30, 1999, plus 1.5% of such average annual compensation in excess of "covered compensation," with such sum multiplied by the employee's years of credited service (up to 30 years) through September 30, 1999; plus (ii) 1.2% of the employee's annual compensation for each plan year beginning on or after October 1, 1999. The employee's annual retirement benefit, when paid as a life annuity commencing at age 65, will equal the total of the pension credits he has earned. If the individuals listed in the compensation table were to continue to be employees until their attainment of age 65 at the rate of compensation they received during fiscal 2001, their annual retirement benefits would be as follows: Mr. Keithley, $86,600; Mr. Rosica, $19,100; Mr. Patricy, $83,000; Mr. Plush, $63,200; and Mr.
Etsler, $53,700.

     Keithley Retirement Savings Trust and Plan. Effective January 1, 1988, the Company implemented the Keithley Instruments, Inc. Retirement Savings Trust and Plan (the "Plan"). The Plan permits all eligible employees of the Company and its subsidiaries who elect to participate in the Plan to make payroll deductions for contribution by the Company or subsidiary to the Plan. Payroll deductions cannot be less than 1% or more than 15% of a participant's total compensation (excluding certain fringe benefits and some types of incentive compensation) for the Plan year. The Plan qualifies under Sections 401(a), 401(k) and 501(a) of the Internal Revenue Code.

     The Plan provides for matching contributions at the Company's discretion which will not exceed 6% of a participant's compensation during the Plan year. All contributions under the Plan may be invested at the election of the participant in a variety of investment options. Participants' contributions are fully vested at all times. A participant's interest in the Company's contributions is fully vested after three years of eligible service with the Company.

     Keithley Instruments, Inc. Supplemental Deferral Plan. This Plan was implemented effective September 30, 1999, and permits all eligible employees and Directors of the Company to defer a minimum of $2,500 and up to a maximum of 100 percent of their eligible annual compensation. To be eligible to be selected for participation in this Plan, an employee must be compensated at a minimum defined annual compensation level. The Plan is a non-qualified plan and, as such, participants are unsecured general creditors of the Company. Amounts deferred under this plan may be invested at the discretion of the participant in a variety of investment options. Participants' contributions are fully vested at all times. A participant's interest in any Company contributions is fully vested after three years of completed Plan participation.

     2001 Annual Senior Manager Extra Compensation Plan. This plan provides additional compensation to executive officers based on consolidated corporate performance for the fiscal year ended September 30, 2001. Individual objectives also may be established. Extra compensation for the group of senior managers, including the executive officers of the Company, may not exceed 100% of each senior manager's October 1, 2000, base salary unless approved by the Company's Board of Directors. The additional compensation is based upon return on assets and sales growth for senior manager extra compensation.

     1992 Stock Incentive Plan. The 1992 Stock Incentive Plan provides for the issuance of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code, nonqualified stock options and restricted stock to key employees. The primary features of the plan are summarized below.

     The 1992 Stock Incentive Plan is administered by the Compensation and Human Resources Committee. Incentive stock options and nonqualified stock options may be granted for terms of up to ten years. The option price of an incentive stock option is not less than 100% of the fair market value of the Common Shares on the date the option is granted. In the case of a participant owning more than 10% of the voting power of the Company's voting securities, the term of the incentive stock option must be no more than five years and the option price must be at least 110% of the fair market value of the Common Shares on the date the option is granted. The option price for Common Shares under a nonqualified stock option is determined by the Committee on the date such option is granted. The Committee may, at its discretion, grant stock appreciation rights that give the employee the right to be paid an amount equal to the excess of the market price of the Common Shares at the date of the exercise of the option over the option price. Payment of the stock appreciation right may be made in cash, Common Shares of the Company, or a combination thereof. The 1992 Stock Incentive Plan will expire by its terms on February 8, 2002. All options outstanding at the time of termination of this plan will continue in full force and effect in accordance with and subject to their terms.

     1997 Director's Stock Option Plan. The 1997 Director's Stock Option Plan provides for the issuance of stock options to nonemployee Directors. At the close of each annual meeting of the shareholders of the Company, nonemployee Directors are automatically granted an option to purchase 10,000 Common Shares.

The option price for each Common Share purchasable under an option is the fair market value of a Common Share on the date such option is granted as defined by the Plan. The Board of Directors may, in its sole discretion, grant additional options under the Plan for newly elected nonemployee Directors. The 1997 Director's Stock Option Plan will expire by its terms on February 15, 2007. All options outstanding at the time of termination of this Plan will continue in full force and effect in accordance with and subject to their terms.

     1993 Employee Stock Purchase Plan. The 1993 Employee Stock Purchase Plan offers eligible employees of the Company the opportunity to acquire Common Shares at a discount and without incurring any material acquisition costs. Eligible employees can only participate in the Plan on a year-to-year basis, must enroll prior to the commencement of each Plan year and must authorize monthly payroll deductions. The purchase price of the Common Shares is 85 percent of the lower of the market price at the beginning or ending of the Plan year, which is on a calendar basis. Generally, all employees of the Company are eligible to participate in the Plan; however, temporary employees, employees who are customarily employed for less than five months in any calendar year, and employees who directly or indirectly own more than a 5% interest in the Company are not eligible to participate.

     The following table sets forth information concerning the compensation of the Chief Executive Officer of the Company and the four other Named Executive Officers of the Company as of September 30, 2001, during the fiscal years ended September 30, 2001, 2000 and 1999.

                           SUMMARY COMPENSATION TABLE

                                                                      LONG-TERM
                                                                     COMPENSATION
                                         ANNUAL COMPENSATION            AWARDS
                                       ------------------------      ------------
                                                                        STOCK             ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR      SALARY($)      BONUS($)       OPTIONS (#)      COMPENSATION($)(1)
---------------------------  ----      ---------      ---------      ------------     ------------------
Joseph P. Keithley           2001       360,000        182,000         100,000              5,131
  Chairman of the Board,     2000       324,138        450,000         120,000              4,908
  President and              1999       303,225        360,000         144,000              2,908
  Chief Executive Officer
Gabriel A. Rosica            2001       256,150         93,000          60,000              5,111
  Executive Vice President   2000       239,286        275,000          55,000              4,912
                             1999       230,652        200,000          88,000              2,870
David H. Patricy             2001       203,825         45,000               0              5,052
  Vice President             2000       178,536        200,000          48,000              4,825
  Corporate Planning         1999       168,933        115,000          53,000              3,007
  and Development
Mark J. Plush                2001       192,625         55,000          38,000              5,568
  Vice President and         2000       164,409        190,000          42,000              4,888
  Chief Financial Officer    1999       148,671        110,000          40,000              2,596
Philip R. Etsler             2001       139,800         40,000          22,000              5,312
  Vice President             2000       123,648        140,000          24,000              4,892
  Human Resources            1999       116,361         81,000          27,000              2,291

---------------

(1) Consists of matching contributions under the Company's Retirement Savings Trust and Plan which is intended to qualify under Section 1.403-1(b)(3) of the income tax regulations.

                       OPTION GRANTS IN LAST FISCAL YEAR

                              INDIVIDUAL GRANTS
------------------------------------------------------------------------------   POTENTIAL REALIZABLE
                                            % OF TOTAL                             VALUE AT ASSUMED
                                             OPTIONS                             ANNUAL RATES OF STOCK
                                            GRANTED TO   EXERCISE                 PRICE APPRECIATION
                                  OPTIONS   EMPLOYEES    OR BASE                    FOR OPTION TERM
                                  GRANTED   IN FISCAL     PRICE     EXPIRATION   ---------------------
              NAME                  (#)        YEAR       ($/SH)       DATE       5% ($)      10% ($)
              ----                -------   ----------   --------   ----------   ---------   ---------
Joseph P. Keithley..............  100,000      16.7%      18.41      7/24/11     1,157,795   2,934,080
Gabriel A. Rosica...............   60,000      10.0%      18.41      7/25/06       305,181     674,369
David H. Patricy................       --        --          --           --            --          --
Mark J. Plush...................   38,000       6.4%      18.41      7/24/11       439,962   1,114,950
Philip R. Etsler................   22,000       3.7%      18.41      7/24/11       254,715     645,498

                 AGGREGATED OPTION EXERCISES IN FISCAL 2001 AND
                        SEPTEMBER 30, 2001 OPTION VALUES

                               EXERCISED IN FISCAL 2001                                     VALUE OF UNEXERCISED
                               -------------------------            NUMBER OF                   IN-THE-MONEY
                                  SHARES                       UNEXERCISED OPTIONS               OPTIONS AT
                                 ACQUIRED       VALUE       AT SEPTEMBER 30, 2001 (#)      SEPTEMBER 30, 2001 ($)
                               ON EXERCISE     REALIZED    ---------------------------   ---------------------------
            NAME                   (#)           ($)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----               -----------     --------    -----------   -------------   -----------   -------------
Joseph P. Keithley...........    120,500      6,747,859      127,000        323,500       1,290,606      1,092,850
Gabriel A. Rosica............     12,500        703,516       67,000        169,500         686,575        578,684
David H. Patricy.............     27,500      1,578,005       72,750         87,750         777,736        427,561
Mark J. Plush................     18,000      1,075,471       41,500        108,500         436,291        304,959
Philip R. Etsler.............     27,000      1,535,551       26,500         65,500         269,369        208,950

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT

     The Company's Board of Directors has delegated to the Compensation and Human Resources Committee (the "Committee") the responsibility of evaluating and recommending for formal board approval the amounts of compensation paid to officers. The Committee is composed entirely of outside Directors.

     The guiding philosophy of the Company's executive compensation program is to attract, motivate and retain highly qualified senior managers to direct and grow the Company. Information is gathered to provide guidelines on pay for comparable positions in comparable industries. The pay of the officers is managed to assure that, in general, it falls between the median and the seventy-fifth percentiles of market survey averages. Beyond information that is available to the Company, the consulting firm iQuantic is used to analyze the competitiveness of the Company's compensation program.

     The program provides for a salary that is based upon individual performance, an annual bonus that is based upon the attainment of performance goals, and long-term incentives in the form of stock options. These programs were described earlier on pages 7 through 9 of this Proxy Statement.

     The salary for each executive officer is set based upon data from the Company's compensation consultant, iQuantic. The information used is the range of salaries paid to individuals who hold similar positions or have similar responsibilities within companies or divisions of companies of similar size in the electronics industry some, but not all are in the S&P Technology Sector Index used in the performance graph on page 13.

     The magnitude of the annual bonus that is paid to each officer is determined as follows. First, the targeted amount of bonus to be paid annually is determined through the use of salary survey information based on a percentage of annual salary. An appropriate mix of corporate financial measures is then determined and a payout schedule is set based upon percentage attainment of the performance goals. The magnitude of these performance goals is set in conjunction with the Board to reflect the marketplace conditions and an expectation of continuous improvement. The bonus payment begins at 80% attainment of financial goals. Based on the Company's financial performance and the high level of individual performance by the

Company's executive officers, the Committee recommended and the Board approved the bonuses shown in the Summary Compensation Table.

     Nonqualified Stock Options (NSOs) are used to provide long-term incentives to officers and other key employees. Each year a stock option grant is made for each officer based upon competitive market practices. Generally, options vest in four years and expire in ten years from the date of grant and have an option price equal to the market price at the time of grant. The options granted for Mr. Rosica during fiscal 2001 vest in two years and expire in five years from the date of grant and have an option price equal to the market price at the time of grant.

  Chief Executive Officer Compensation

     The Compensation and Human Resources Committee determined Mr. Keithley's compensation for fiscal 2001 based upon a number of criteria. The major facts that influenced the Committee's decisions were the median pay levels for CEOs in electronics firms of similar size, the performance of the Company in sales and level of profits, and the general state of the electronic test and measurement industry.

     Mr. Keithley's salary for fiscal 2001 increased 11.1%. This increase leaves Mr. Keithley's base salary comparable to others in equivalent positions in the electronics industry. Mr. Keithley's bonus was determined in the same manner as described for other executive officers.

Compensation and Human Resources Committee
R. Elton White, Chairman
James B. Griswold
Leon J. Hendrix, Jr.
William J. Hudson, Jr.

AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors oversees the Company's financial reporting process on behalf of the Board of Directors. The Committee is comprised of four independent directors as defined under the rules of the New York Stock Exchange and operates under a written charter adopted by the Board of Directors and included as Appendix A to this proxy statement. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the year ended September 30, 2001 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board.

     The Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

     Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended September 30, 2001 for filing with the Securities and Exchange Commission.

Audit Committee
James T. Bartlett, Chairman
Brian R. Bachman
James B. Griswold
R. Elton White

                    FEES PAID TO PRICEWATERHOUSECOOPERS LLP

     The following table shows the fees paid or accrued by the Company for the audit and other services provided by PricewaterhouseCoopers LLP for fiscal year 2001:

Audit Fees..................................................    $152,900
Financial Information System Design and Implementation......          --
Other.......................................................      90,800
                                                                --------
  Total.....................................................    $243,700
                                                                ========

The Audit Committee has considered whether the provision of the non-audit services listed as "Other" in the table above is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

                           COMPANY STOCK PERFORMANCE

     The following performance graph compares the five-year cumulative return from investing $100 on September 30, 1996 in each of the Company's Common Shares, the Russell 2000 Index and the Standard & Poor's High Technology Composite Index, with dividends assumed to be reinvested when received.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
            AMONG KEITHLEY INSTRUMENTS, INC., THE RUSSELL 2000 INDEX
                     AND THE S & P TECHNOLOGY SECTOR INDEX
[PERFORMANCE GRAPH]

                                               KEITHLEY INSTRUMENTS, INC.         RUSSELL 2000            S&P TECHNOLOGY SECTOR
                                               --------------------------         ------------            ---------------------
9/96                                                       100                         100                         100
9/97                                                       137                         133                         162
9/98                                                        59                         108                         184
9/99                                                       167                         128                         321
9/00                                                      1668                         158                         384
9/01                                                       342                         125                         148

                                   ITEM TWO:
                   APPROVAL OF THE KEITHLEY INSTRUMENTS, INC.
                           2002 STOCK INCENTIVE PLAN

     On December 7, 2001, the Board of Directors adopted the Keithley Instruments, Inc. 2002 Stock Incentive Plan (the "Plan") subject to the approval of the Company's shareholders. The Board of Directors believes that the Company's long-term success depends upon the ability of the Company and its subsidiaries to attract and retain individuals who, by virtue of their ability and qualifications, make important contributions to the Company. In that regard, the Plan will align the long-term interests of key employees and shareholders return by allowing key employees to acquire new or additional share ownership in the Company, thereby increasing their proprietary interest in the Company's business and enhancing their personal interest in the Company's success.

     Under the Plan, grants of nontransferable options to purchase Common Shares ("Stock Options"), grants of Common Shares which may be subject to certain vesting and transfer restrictions ("Restricted Stock") and grants of nontransferable options to receive payments based on the appreciation of Common Shares ("SARs") may be made to key employees of the Company or its subsidiaries. The Stock Options provided for under the Plan may be incentive stock options ("Incentive Stock Options") intended to qualify for favorable tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the

"Code") or nonqualified stock options ("Nonqualified Stock Options") which do not qualify for such treatment.

SHARES SUBJECT TO THE PLAN

     The maximum number of Common Shares subject to grant under the Plan is 3,000,000. Such maximum number of Common Shares is subject to appropriate adjustment upon the occurrence of certain events, including stock dividends, stock splits, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or other capital adjustments. Common Shares which are forfeited pursuant to the terms of grants of Restricted Stock will be available for further grants under the Plan. Similarly, if any Stock Option granted under the Plan expires, terminations, or is surrendered or canceled without having been exercised in full, the Common Shares then subject thereto will again be available for further grants under the Plan.

ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Compensation and Human Resources Committee of the Board of Directors of the Company or by a committee selected by such Board of Directors by majority vote and comprised of no fewer than two members of such Board of Directors (the "Committee"). No person shall be appointed to, or serve on, the Committee who is not both an "outside director," within the meaning of 26 C.F.R. sec.1.162-27(e)(3), and a "nonemployee director" as defined under Rule 16b-3(b)(3) of the Securities Exchange Act of 1934. Subject to the terms of the Plan, the Committee will have sole authority to determine and designate persons to whom grants are to be made under the Plan and the nature and terms of such grants.

KEY EMPLOYEES ELIGIBLE FOR GRANTS

     Key employees may include members of the Board of Directors, and officers, of the Company and any subsidiary corporation; and other salaried employees that the Committee identifies as strategically or financially important to preserving and enhancing shareholder value.

GRANTS OF STOCK OPTIONS

     Incentive Stock Options granted under the Plan will be nontransferable and will have an option price which is not less than 100% of the fair market value of the Common Shares on the date of grant of such Options; however, if a key employee, at the time an Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation ("Substantial Shareholder"), the option price for such Option will be not less than 110% of the fair market value of the Common Shares on the date of grant of such Option. Nonqualified Stock Options granted under the Plan will also be nontransferable, but may have an option price of less than the fair market value of the Common Shares on the date of grant. The aggregate fair market value of the Common Shares first becoming subject to exercise as Incentive Stock Options by a key employee during any calendar year may not exceed $100,000. The option price and the number of Common Shares subject to Stock Options will be appropriately adjusted by the Committee in the event of stock splits, stock dividends, recapitalizations, and certain other events involving a change in the Company's capital structure.

EXERCISE OF STOCK OPTIONS

     No Incentive Stock Option granted under the Plan may be exercised more than ten years from the date it is granted. Further, no Incentive Stock Option granted to a Substantial Shareholder shall be exercisable after the expiration of five years from the date of grant of such Option.

     If a key employee ceases to be an employee of the Company or of a subsidiary of the Company for any reason (other than death, retirement, or permanent and total disability), such key employee's Stock Options shall terminate on the effective date of termination of his employment, unless extended by the Committee on or before his date of termination of employment. Stock Options held by the estate of a deceased key employee may be exercised by the executor or administrator of such key employee's estate within one year of such key employee's death.

     In the event of retirement or disability retirement, any then outstanding Stock Options held by a key employee shall lapse at the earlier of the end of the term of such Stock Option or twelve months after such retirement or permanent and total disability, subject only to the three month exercise limitation applicable to Incentive Stock Options.

RESTRICTED STOCK

     The Plan provides for grants of Restricted Stock subject to various vesting and transfer restrictions imposed by the Committee. In making a grant of Restricted Stock, the Committee will specify the number of shares of Restricted Stock to be granted, the price (if any) to be paid for such Stock, and the nature and duration of the applicable restrictions. Certificates representing Restricted Stock will bear an appropriate legend referring to such restrictions or will be held by the Company pending the lapse of such restrictions. The recipient of a Restricted Stock award will, subject to the restrictions placed on the Restricted Stock under the award, generally have all the rights of a shareholder of the Company, including the right to vote such Restricted Stock and the right to receive all dividends thereon. Upon the death of a key employee, all Restricted Stock held by such key employee shall thereupon vest and all restrictions and risks of forfeiture thereon shall thereupon lapse. In the event of retirement or permanent and total disability of a key employee, any Restricted Stock held by such key employee shall vest and applicable restrictions shall lapse, to the extent such Restricted Stock would have become vested or no longer subject to restriction within one year from the time of termination had such key employee continued to fulfill all the conditions of the Restricted Stock (or on such accelerated basis as the Committee may determine at or after the date of grant). If a key employee ceases to be an employee of the Company for any reason other than death, retirement or permanent and total disability, all Restricted Stock which is not vested or otherwise subject to restriction shall thereupon be forfeited, and/or declared void and without value. However, upon such a forfeiture, any consideration paid for the Restricted Stock shall be refunded to the key employee.

STOCK APPRECIATION RIGHTS

     The Plan provides that key employees may be granted the nontransferable right to receive a payment based on the increase in the value of Common Shares occurring after the date of such grant. SARs may (but need not) be granted to a key employee in tandem with, and be exercisable in lieu of exercising, a grant of Stock Options. SARs will be specifically granted upon terms and conditions approved by the Committee. When granted in tandem with a Stock Option, a SAR shall provide that the holder of a Stock Option shall have the right to receive an amount equal to one hundred percent of the excess, if any, of the fair market value of the Common Shares covered by such Option, determined as of the date of exercise of such SAR by the Committee, over the price to be paid for such Common Shares under such Option. Such amount shall be payable in cash (or by check), or in fully paid Common Shares having a fair market value equal to such amount, or in a combination of cash (or check) and Common Shares as determined by the Committee.

PAYMENT FOR STOCK OPTION PRICE

     The Committee may permit payment for Common Shares issuable upon the exercise of Stock Options to be made in cash (or by check), by the surrender of Common Shares valued at their then fair market value, or by a combination of Common Shares and cash (or by check), as it deems appropriate. To the extend Common Shares are surrendered in connection with the exercise of a Stock Option, the Committee may grant a new Stock Option equal in amount to the number of shares surrendered.

CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, notwithstanding any other provisions hereof or of any agreement to the contrary, all Stock Options and SARs granted under this Plan shall become immediately exercisable in full and all Restricted Stock grants shall become immediately vested and any applicable restrictions shall lapse.

AMENDMENT AND TERMINATION OF THE PLAN

     The Committee is authorized to interpret this Plan and from time to time adopt any rules and regulations for carrying out this Plan that it may deem advisable. Subject, to the approval of the Board of Directors of the Company, the Committee may at any time amend, modify, suspend or terminate this Plan. In no event, however, without the approval of the Company's shareholders, shall any action of the Committee or the Board of Directors result in increasing the maximum number of shares subject to grants, materially amending the eligibility requirements, materially increasing the benefits accruing to optionees under this Plan, or retroactively altering the material terms of any grants made to individuals.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief description of the Company's understanding of the federal income tax consequences applicable to Incentive Stock Options and Nonqualified Stock Options granted under the Plan. This summary is not intended to constitute tax advice and specifically does not address any state, local or foreign tax consequences.

     With respect to Nonqualified Stock Options, in general, for federal income tax purposes under present law:

          (i) The grant of a Nonqualified Stock Option, by itself, will not result in income to the optionee.

          (ii) Except as provided in (v) below, the exercise of a Nonqualified Stock Option (in whole or in part, according to its terms) will result in ordinary income to the optionee at that time in an amount equal to the excess (if any) of the fair market value of the shares on the date of exercise over the option price.

          (iii) Except as provided in (v) below, the tax basis of the shares acquired upon exercise of a Nonqualified Stock Option, which will be used to determine the amount of any capital gain or loss on a future taxable disposition of such shares, will be the fair market value of the shares on the date of exercise.

          (iv) No deduction will be allowable to the Company upon the grant of a Nonqualified Stock Option but, upon the exercise of a Nonqualified Stock Option, a deduction will be allowable to the Company at that time in an amount equal to the amount of ordinary income realized by the optionee exercising such Option if the Company deducts and withholds appropriate federal withholding tax provided it satisfied applicable reporting requirements.

          (v) With respect to the exercise of a Nonqualified Stock Option and the payment of the option price by the delivery of Common Shares, to the extent that the number of shares received does not exceed the number of shares surrendered, no taxable income will be realized by the optionee at that time, the tax basis of the shares received will be the same as the tax basis of the shares surrendered, and the holding period of the optionee in the shares received will include his holding period in the shares surrendered. To the extent that the number of shares received exceeds the number of shares surrendered, ordinary income will be realized by the optionee at that time in the amount of the fair market value of such excess shares; the tax basis of such excess shares will be equal to the fair market value of such shares at the time of exercise; and the holding period of the optionee in such shares will begin on the date such shares are transferred to the optionee.

     With respect to Incentive Stock Options, in general, for federal income tax purposes under present law:

          (i) Neither the grant nor the exercise of an Incentive Stock Option, by itself, will result in income to the optionee; however, the excess of the fair market value of the shares at the time of exercise over the option price is (unless there is a disposition of the shares acquired upon exercise of an incentive stock option in the taxable year of exercise) includable in alternative minimum taxable income which may, under certain circumstances, result in alternative minimum tax liability to the optionee.

          (ii) If the shares acquired upon exercise of an Incentive Stock Option are disposed of in a taxable transaction after the later of two years from the date on which the option is granted or one year from the date on which such shares are transferred to the optionee, long-term capital gain or loss will be realized by the optionee in an amount equal to the difference between the amount realized by the optionee and the optionee's basis which, except as provided in (v) below, is the option price.

          (iii) Except as provided in (v) below, if the shares acquired upon the exercise of an Incentive Stock Option are disposed of within the two-year period from the date of grant or the one-year period after the transfer of the shares to the optionee (a "disqualifying disposition"):

             (a) Ordinary income will be realized by the optionee at the time of such disposition in the amount of the excess, if any, of the fair market value of the shares at the time of such exercise over the option price, but not in an amount exceeding the excess, if any, of the amount realized by the optionee over the option price.

             (b) Short-term or long-term capital gain will be realized by the optionee at the time of any such taxable disposition in an amount equal to the excess, if any, of the amount realized over the fair market value of the shares at the time of such exercise.

             (c) Short-term or long-term capital loss will be realized by the optionee at the time of any such taxable disposition in an amount equal to the excess, if any, of the option price over the amount realized.

          (iv) No deduction will be allowed to the Company with respect to Incentive Stock Options granted or shares transferred upon exercise thereof, except that if a disposition is made by the optionee within the two-year period or the one-year period referred to above, the Company will be entitled to a deduction in the taxable year in which the disposition occurred in an amount equal to the amount of ordinary income realized by the optionee making the disposition.

          (v) With respect to the exercise of an Incentive Stock Option and the payment of the option price by the delivery of Common Shares, to the extent that the number of shares received does not exceed the number of shares surrendered, no taxable income will be realized by the optionee at that time, the tax basis of the shares received will be the same as the tax basis of the shares surrendered, and the holding period (except for purposes of the one-year period referred to in (iii) above) of the optionee in shares received will include his holding period in the shares surrendered. To the extent that the number of shares received exceeds the number of shares surrendered, no taxable income will be realized by the optionee at that time; such excess shares will be considered Incentive Stock Option shares with a zero basis; and the holding period of the optionee in such shares will begin on the date such shares are transferred to the optionee. If the shares surrendered were acquired as the result of the exercise of an Incentive Stock Option and the surrender takes place within two years from the date the Option relating to the surrendered shares was granted or within one year from the date of such exercise, the surrender will result in a disqualifying disposition and the optionee will realize ordinary income at that time in the amount of the excess, if any, of the fair market value at the time of exercise of the shares surrendered over the basis of such shares. If any of the shares received are disposed of in a disqualifying disposition, the optionee will be treated as first disposing of the shares with a zero basis.

NUMBER OF PERSONS ELIGIBLE

     It is anticipated that approximately 115 employees of the Company and its subsidiaries will participate in the Plan, although no awards have been made to date.

VOTE REQUIRED FOR APPROVAL

     The affirmative vote of the majority of the votes cast at the meeting by holders of the Common Shares and Class B Common Shares present, in person or by proxy, and entitled to vote at the meeting is required for the approval of this proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL.

                                  ITEM THREE:
         APPROVAL OF THE AMENDED TO THE KEITHLEY INSTRUMENTS, INC. 1997
          DIRECTORS' STOCK OPTION PLAN INCREASING THE NUMBER OF SHARES
                    SUBJECT TO GRANT FROM 400,000 TO 850,000

     On December 7, 2001, the Board of Directors approved an amendment (the "Amendment") to the Keithley Instruments, Inc. 1997 Directors' Stock Option Plan (the "Directors' Plan") to increase from 400,000 to 850,000 the aggregate number of shares with which awards may be made.

SUMMARY OF THE 1997 DIRECTORS' STOCK OPTION PLAN

     The Directors' Plan was approved by the Company's Board of Directors at a meeting of the Board of Directors held on February 15, 1997, and by its shareholders at the shareholders' meeting held on February 15, 1997. As a result of a 2-for-1 stock dividend declared on May 5, 2000, the aggregate number of shares with which awards may be made increased from 200,000 to 400,000.

     The description herein is a summary of the Directors' Plan and is subject to and qualified by the complete text of the Directors' Plan. The complete text of the Directors' Plan is filed as an exhibit to the Company's annual report on Form 10-K for the year ended September 30, 1997.

     Under the Directors' Plan, each individual nonemployee Director ("Eligible Director") at the close of any annual meeting of the shareholders of the Company shall automatically be granted an Option to purchase 10,000 Common Shares. In addition to the Options granted at the close of each annual meeting of shareholders, the Board of Directors of the Company, in its sole discretion, may grant additional Options under the Plan to newly-elected Outside Directors, as of the date of their initial election and in such amounts as the Board shall specify. The option price of each Common Share purchasable under an Option shall be the fair market value of a Common Share on the date such option is granted, as defined by the Directors' Plan. No Option under the Directors' Plan is transferable by an Eligible Director, other than by will or the laws of descent and distribution. The Option price and the number of Common Shares subject to Options will be appropriately adjusted in the event of stock splits, stock dividends, recapitalization, and certain other events involving a change in the Company's capital structure.

     Options granted under the Directors' Plan vest on the date which is six months and one day after the later to occur of: (i) the date such Optionee is elected as a Director; or (ii) the date such Option is granted. A Director who resigns or is removed before the date of vesting for any Options held by such Director shall forfeit such Option, unless otherwise approved by the Board of Directors. If an individual holding unexercised Options ceases to be an Eligible Director by reason of such individual's death, any Option held by such Eligible Director at the time of his or her death shall thereafter be exercised, to the extent such option was exercisable at the time of death, by the estate of the Eligible Director, within a period of one year from the date of such death regardless of the term of the option remaining at the Optionee's death. The purchase price must be paid in full by the optionee at the time of exercise in either cash (or by check), by delivery of the Company's Common Shares, or a combination of the above.

FEDERAL INCOME TAX CONSEQUENCES

     The discussion of federal income tax consequences which follows applies only to certain transactions under the Code, and concerns only the exercise of Options and disposition of Common Shares occurring during the lifetime of an Eligible Director. The consequences may differ if an Option is exercised or any Common Shares are disposed of following the death of an Eligible Director.

     An Eligible Director granted an Option generally will not realize taxable income upon the grant of such Option, nor will the Company become entitled to a federal income tax deduction at the time of such grant. However, the excess of the fair market value of Common Shares on the date an Option is exercised over the option price of such Shares will constitute compensation taxable to the Eligible Director exercising such Option as ordinary income. If the Company complies with the applicable withholding requirements, if any, it generally will be entitled to a federal income tax deduction in an amount equal to the compensation taxable to the Eligible Director as ordinary income. Such tax deduction is available in the year in which the income is taxable to such Eligible Director.

     If an Eligible Director uses Common Shares to pay part or all of the Option price, the federal income tax consequences of the exercise will differ slightly. The surrender of Common Shares in connection with the exercise will not be treated as a taxable disposition by the Eligible Director of those Shares. Instead, the number of Common Shares received by such Eligible Director in the exchange that equal the number of Shares surrendered will acquire the tax basis and holding period (for purposes of determining short-term and long-term gain) of the Common Shares they replace. The rest of the Common Shares received in the exchange (over and above the number of Shares exchanged for the surrendered Shares) will be treated as newly-issued Shares: they will have a holding period that commences on the date of the exercise, and their aggregate tax basis in the Eligible Directors' hands will be equal to the income recognized by such Eligible Directors upon exercise, plus any cash paid by such Eligible Directors as part of the Option price. Capital gain or loss on the sale of a particular Common Share will depend on whether such Share is deemed exchanged or deemed acquired; such gain or loss will be measured, based on the difference between the selling price and the applicable tax basis in such Share. The long-term or short-term nature of such gain or loss will depend on the applicable holding period for such Share.

NUMBER OF PERSONS ELIGIBLE

     There are currently seven Directors eligible to participate in the Plan.

VOTE REQUIRED FOR APPROVAL

     The affirmative vote of a majority of the votes cast at the meeting by holders of the Common Shares and Class B Common Shares present, in person or by proxy, and entitled to vote at the meeting is required for the approval of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL.

                                 OTHER MATTERS

     The firm of PricewaterhouseCoopers LLP served as the independent auditors for the fiscal year ended September 30, 2001, and the Company has selected PricewaterhouseCoopers LLP to so serve for the fiscal year ending September 30, 2002. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, and he will have an opportunity to make a statement if he so desires. The representative will also be available to respond to appropriate questions from shareholders.

     Reports will be laid before the meeting, including a letter from the Chairman of the Board, Chief Executive Officer and the President which accompanies the financial statements of the Company, and the report of independent accountants. The Board of Directors does not contemplate and does not intend to present for consideration the taking of action by shareholders with respect to any reports to be laid before the meeting or with respect to the minutes of the Annual Meeting held on February 17, 2001, which will be read at the meeting on February 16, 2002, unless a motion to dispense with a reading is adopted.

     The Board of Directors of the Company is not aware of any matter to come before the meeting other than those mentioned in the accompanying Notice. However, if other matters shall properly come before the meeting, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment on such matters.

     Any shareholder proposal intended to be presented at the Annual Meeting of Shareholders to be held in 2003 in compliance with Rule 14a-8 promulgated under the Exchange Act must be received by the Company's Chairman and Chief Executive Officer at its principal executive offices not later than August 31, 2002, for inclusion in the Board of Directors' Proxy Statement and form of Proxy relating to that meeting. Each proposal submitted should be accompanied by the name and address of the shareholder submitting the proposal and the number of Common Shares and/or Class B Common Shares owned. If the proponent is not a shareholder of record, proof of beneficial ownership should be submitted. For those shareholder proposals which are not submitted in accordance with Rule 14a-8, the appointed proxies may exercise their discretionary voting authority for any proposal received after November 15, 2002, without any discussion of the proposal in the Company's proxy statement.

     Upon the receipt of a written request from any shareholder entitled to vote at the forthcoming Annual Meeting, the Company will mail, at no charge to the shareholder, a copy of the Company's Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, as amended, for the Company's most recent fiscal year. Requests from beneficial owners of the Company's voting securities must set forth a good faith representation that as of the record date for the Annual Meeting, the person making the request was the beneficial owner of securities entitled to vote at such Annual Meeting. Written requests for such report should be directed to:

                                 Mark J. Plush
                   Vice President and Chief Financial Officer
                           Keithley Instruments, Inc.
                               28775 Aurora Road
                             Cleveland, Ohio 44139

     You are urged to sign and return your Proxy promptly in order to make certain your shares will be voted at the Annual Meeting. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.

                                            By Order of the Board of Directors,

                                            /s/ John M. Gherlein
                                            JOHN M. GHERLEIN
                                            Secretary

December 28, 2001

                                                                      APPENDIX A

               KEITHLEY INSTRUMENTS, INC. AUDIT COMMITTEE CHARTER

     The Audit Committee assists the Board of Directors in fulfilling its fiduciary responsibility by serving as an informed and effective overseer of the financial reporting process, including the company's internal controls, the independent audit and the internal audit process.

     The Committee shall be composed of at least three directors who are free of any relationship that, in the opinion on the Board of Directors, would interfere with their exercise of independent judgment as a Committee member. Each member shall have adequate financial experience with one member possessing accounting or related financial management expertise, as the Board of Directors interprets such qualifications in its business judgment.

     Committee members will maintain an awareness of the Corporation's operations and be cognizant of the factors that could contribute to an increased risk of inaccurate, biased, misleading, or fraudulent reporting. All reasonable resources required to discharge responsibilities will be employed.

     The Committee shall be responsible for the selection of the independent auditors, subject to full Board approval, and the independent auditors shall be accountable to the Board and the Committee. As part of its effectiveness, the Committee will maintain free and open communications between the Directors, the independent auditors, and the financial management of the Corporation. The Committee should meet at least twice annually or more frequently if circumstances make that preferable.

     In carrying out these responsibilities, the Audit Committee will:

      1. Confirm and assure the independence of the outside auditor with regard to the Company by periodically reviewing formal written statements delineating all relationships between the auditor and the Company, and by discussing such findings with the independent auditor.

      2. Meet with the independent auditors and the Corporation's financial management to review the scope of the current year's audit and the processes to be followed to detect fraud or internal control weakness.

      3. Review the annual financial statements with the auditors to determine that the independent auditors are satisfied that the disclosure and content meet applicable standards.

      4. Review the independent auditors' findings and recommendations at the conclusion of each audit. Review effects of new accounting pronouncements. Consider impact of significant tax issues or IRS audits.

      5. Meet privately with the independent auditors concerning:

        - The quality and depth of staffing in the financial auditing areas;

        - Major concerns;

        - Any other matters which should be called to the Committee's attention.

      6. Ascertain that management is constantly striving to satisfy its responsibility for providing adequate internal control in the Corporation's systems by regular evaluation and review of overall internal control systems and their effectiveness with the independent auditors.

      7. Periodically review the need for an internal audit function and/or its effectiveness and make appropriate recommendations.

      8. Review management's program to monitor compliance with the corporate code of conduct annually.

        - Obtain signed acknowledgements from management personnel on business ethics practices.

        - Focus on controls to expose payments, transactions, procedures which might be illegal or improper.

        - Review procedures for determining level of officers' expenses and prerequisites.

      9. Meet regularly and report activities to the Board; provide copies of all meeting minutes to Board members.

     10. Review and reassess the adequacy of the Audit Committee Charter on an annual basis.

                           KEITHLEY INSTRUMENTS, INC.

                                   [GRAPHIC]

        Please mark, sign, date and return the proxy card promptly, using the enclosed envelope

                                  DETACH CARD
--------------------------------------------------------------------------------

KEITHLEY INSTRUMENTS, INC.                                 CLASS B COMMON SHARES

The undersigned hereby appoints JOSEPH P. KEITHLEY and MARK J. PLUSH and each of them, as Proxy holders and attorneys, with full power of substitution, to appear and vote all the Class B Common Shares of Keithley Instruments, Inc. which the undersigned shall be entitled to vote at the Annual Meeting of Shareholders of the Company to be held February 16, 2002, and at any postponements or adjournments thereof, and directs said proxies to vote as specified herein on the matters set forth in the notice of the meeting, and to transact such other business as may properly come before the Annual Meeting or any adjournment thereof, hereby revoking any and all proxies heretofore given.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1, ITEM 2 AND ITEM 3.

1. ELECTION OF DIRECTORS, Nominees:  FOR  [ ]                  WITHHOLD AUTHORITY  [ ]
     Joseph P. Keithley; Brian R. Bachman; James B. Griswold;
     William J. Hudson, Jr.; Dr. N. Mohan Reddy; and R. Elton White

TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S), WRITE THE NAME OF THE NOMINEE(S) IN THE SPACE PROVIDED BELOW.

--------------------------------------------------------------------------------

   2. PROPOSAL TO APPROVE THE KEITHLEY INSTRUMENTS, INC. 2002 STOCK INCENTIVE PLAN.
                             [ ]  FOR      [ ]  AGAINST      [ ]  ABSTAIN

   3. PROPOSAL TO AMEND THE KEITHLEY INSTRUMENTS, INC. 1997 DIRECTORS' STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES SUBJECT TO GRANT TO 850,000.
                             [ ]  FOR      [ ]  AGAINST      [ ]  ABSTAIN

                  (CONTINUED, AND TO BE SIGNED ON OTHER SIDE)

                                [KEITHLEY LOGO]

                         ANNUAL MEETING OF SHAREHOLDERS
                               FEBRUARY 16, 2002
                                   12:00 NOON

                                  DETACH CARD
--------------------------------------------------------------------------------

                        (Continued from the other side)

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON SATURDAY, FEBRUARY 16, 2002.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES NAMED ABOVE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

This Proxy when properly executed will be voted in the manner directed herein by the shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1,
ITEM 2 AND ITEM 3.

                                                  The signer hereby revokes all
                                                  proxies heretofore given by
                                                  the signer to vote at said
                                                  meeting or any adjournments
                                                  thereof. NOTE: Please sign
                                                  name(s) exactly as printed
                                                  hereon. Joint owners should
                                                  each sign. Persons signing as
                                                  executors, administrators,
                                                  trustees or in similar
                                                  capacities should so indicate.

                                                  ------------------------------

                                                  ------------------------------
                                                  SIGNATURE(S)           DATE

                           KEITHLEY INSTRUMENTS, INC.

                                   [GRAPHIC]

        Please mark, sign, date and return the proxy card promptly, using the enclosed envelope

                                  DETACH CARD
--------------------------------------------------------------------------------

KEITHLEY INSTRUMENTS, INC.                                         COMMON SHARES

The undersigned hereby appoints JOSEPH P. KEITHLEY and MARK J. PLUSH and each of them, as Proxy holders and attorneys, with full power of substitution, to appear and vote all the Common Shares of Keithley Instruments, Inc. which the undersigned shall be entitled to vote at the Annual Meeting of Shareholders of the Company to be held February 16, 2002, and at any postponements or adjournments thereof, and directs said proxies to vote as specified herein on the matters set forth in the notice of the meeting, and to transact such other business as may properly come before the Annual Meeting or any adjournment thereof, hereby revoking any and all proxies heretofore given.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1, ITEM 2 AND ITEM 3.

1. ELECTION OF DIRECTORS, Nominees:  FOR  [ ]                  WITHHOLD AUTHORITY  [ ]
  Joseph P. Keithley; Brian R. Bachman; James T Bartlett*; James B. Griswold; Leon J. Hendrix, Jr.*; William J. Hudson,
                                       Jr.; Dr. N. Mohan Reddy; and R. Elton White
                                       *Elected by holders of Common Shares only.

TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S), WRITE THE NAME OF THE NOMINEE(S) IN THE SPACE PROVIDED BELOW.

--------------------------------------------------------------------------------

   2. PROPOSAL TO APPROVE THE KEITHLEY INSTRUMENTS, INC. 2002 STOCK INCENTIVE PLAN.
                             [ ]  FOR      [ ]  AGAINST      [ ]  ABSTAIN

   3. PROPOSAL TO AMEND THE KEITHLEY INSTRUMENTS, INC. 1997 DIRECTORS' STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES SUBJECT TO GRANT TO 850,000.
                             [ ]  FOR      [ ]  AGAINST      [ ]  ABSTAIN

                  (CONTINUED, AND TO BE SIGNED ON OTHER SIDE)

                                [KEITHLEY LOGO]

                         ANNUAL MEETING OF SHAREHOLDERS
                               FEBRUARY 16, 2002
                                   12:00 NOON

                                  DETACH CARD
--------------------------------------------------------------------------------

                        (Continued from the other side)

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON SATURDAY, FEBRUARY 16, 2002.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES NAMED ABOVE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

This Proxy when properly executed will be voted in the manner directed herein by the shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1,
ITEM 2 AND ITEM 3.

                                                  The signer hereby revokes all
                                                  proxies heretofore given by
                                                  the signer to vote at said
                                                  meeting or any adjournments
                                                  thereof. NOTE: Please sign
                                                  name(s) exactly as printed
                                                  hereon. Joint owners should
                                                  each sign. Persons signing as
                                                  executors, administrators,
                                                  trustees or in similar
                                                  capacities should so indicate.

                                                  ------------------------------

                                                  ------------------------------
                                                  SIGNATURE(S)           DATE